Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Shares of EMX Royalty Corporation beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: February 14, 2025

Extract Advisors LLC

Signature:	/s/ Darin Milmeister

Name/Title:	Darin Milmeister, Managing Member

Extract Capital Master Fund Ltd.

Signature:	/s/ Darin Milmeister

Name/Title:	Darin Milmeister, Director

Darin Milmeister

Signature:	/s/ Darin Milmeister

Name/Title:	Darin Milmeister, Individually